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Exhibit 16

                          [Grant Thornton Letterhead]

August 18, 1995

Securities and Exchange Commission
Washington, D.C. 20549

Re:      CIMCO, INC.
         File No. 0-16249

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of CIMCO, INC. dated August 18, 1995, and agree with the statements contained therein.

Very truly yours,

GRANT THORNTON LLP





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